Exhibit 99.1

OTCQB: BFCF

March 2016

Forward Looking Statements:

This presentation contains forward-looking statements which are made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995 and are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements are based on current expectations and involve a number of risks and uncertainties. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein, and we can give no assurance that our expectations will prove to be correct or that we will be successful in achieving long-term growth and profitability or any other goals or expectations described herein. Future results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of our control. These risks and uncertainties include, but are not limited to: the impact of economic, competitive and other factors on our operations, investments and assets; risks relating to BFC and BBX Capital’s ability to successfully implement currently anticipated business plans, which may not be realized as anticipated, if at all, including that acquisitions of or investments in real estate developments, real estate joint ventures and operating businesses, including Renin, and the acquisitions of BBX Sweet Holdings, may not achieve the returns anticipated, may not be profitable and will expose us to risks associated with the project or business acquired or in which the investment was made, including, in the case of Renin, foreign currency exchange risk of the U.S. dollar compared to the Canadian dollar and Great Britain Pound; risks that the integration of acquired operating businesses may not be completed effectively or on a timely basis; investments in real estate developments, either directly or through joint ventures, will increase our exposure to downturns in the real estate and housing markets and further expose us to risks associated with real estate development activities, including that joint venture partners may not fulfill their obligations; risks relating to Bluegreen, which include, risks inherent to companies operating in the vacation ownership industry, risks associated with regulatory non-compliance and risks relating to customer satisfaction and the ability to achieve sales of vacation ownership interests. This presentation also contains information regarding past activities and operations. Prior or current performance is not a guarantee or indication of future performance, and not all of our past activities and investments have been described, some of which were not successful and resulted in losses. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in the reports filed by BFC and BBX Capital with the SEC, including, without limitation, those described in the “Risk Factors” section of the companies’ respective Annual Reports on Form 10-K for the year ended December 31, 2015, and those described in the companies’ respective Quarterly Reports on Form 10-Q, filed with the SEC. We caution that the foregoing factors are not exclusive. We do not undertake, and specifically disclaim any obligation, to update or supplement any forward-looking statements whether as a result of changes in circumstances, new information, subsequent events or otherwise.

March 2016

BFC Financial Corporation

Our family of companies dates back

more than forty years and our management team has a long history of entrepreneurship.

We believe our growth will come from

our real estate investments and developments, and our operating companies. We intend to focus our investment decisions on opportunities for long term value creation as opposed to short term earnings.

BFC Financial Corporation

How We Do Business

1st Our culture is entrepreneurial. Our objective is to make portfolio investments based on the fundamentals: quality real estate, the right operating companies and partnering with good people.

2nd Our goal is to increase value over time as opposed to focusing on quarterly or annual results. Since we expect our investments to be longer term, we anticipate and are willing to accept that our earnings are likely to be uneven. While capital markets generally encourage short term results, our objective is long term growth.

BFC Financial Corporation & Affiliates

Activities and Investments 1972—2015

Our family of companies date back more than forty years and our management team has a long history of entrepreneurship. From 1972 through 2015, the activities and investments of BFC and its affiliates include:

Real Estate Acquisition and Management—$1+ Billion

Banking—100 Branches, $6.5 Billion in Assets

Commercial Real Estate Lending—$3+ Billion

Investment Banking & Brokerage—1,000 Investment Professionals

Homebuilding—Thousands of Homes

Planned Community Development—9,000 Acres

Asian Themed Restaurants—65 Locations

Vacation Ownership – 66 in-network resorts, over 199,000 owners

BFC Financial Corporation & Affiliates

Past Activities Included 5

BFC Financial Corporation

BFC Financial Corporation (OTCQB: BFCF; BFCFB) (“BFC Financial” or “BFC”) is a holding company whose principal holdings include its indirect ownership interest in Bluegreen Corporation (“Bluegreen”), and an 81% ownership interest in BBX Capital Corporation (NYSE: BBX) (“BBX Capital”).

Bluegreen is a wholly owned subsidiary of Woodbridge Holdings, LLC (“Woodbridge”). BFC Financial owns a 54% equity interest in Woodbridge. BBX Capital owns the remaining 46% equity interest in Woodbridge.

As a result of their ownership interests, BFC Financial and BBX Capital together own 100% of Bluegreen.

BFC’s Principal Operations and Investments Today:

1. Bluegreen Corporation: a leading leisure and hospitality management and marketing company focused on the vacation ownership industry.

2. BBX Capital Corporation: comprised of BBX Capital Real Estate Division and BBX Capital Partners Division.

BFC Financial Organizational Chart

BFC Financial

81%

BBX Capital

46%

Bluegreen Corporation*

54%

*BFC Financial and BBX Capital own 54% and 46%, respectively, of Woodbridge Holdings, LLC, the parent company of Bluegreen Corporation.

*Net income attributable to BFC shareholders includes approximately 91% of Bluegreen Corporation’s financial results.

BFC Financial Corporation

OTCQB: BFCF

As of December 31, 2015

Consolidated Assets $1.3 Billion

Shareholders’ Equity $376.8 million

Market Capitalization $285.6 million

Book Value Per Share $4.46

Stock Trading Price $3.39

Note: Consolidated Assets includes the assets of Bluegreen and BBX Capital

BFC Selected Financial Data

Fourth Quarter 2015 compared to Fourth Quarter 2014:

Total consolidated revenues of $200.0 million vs. $163.5 million

Net income attributable to BFC of $19.9 million vs. a net loss of

($2.4 million)

Diluted earnings per share of $0.23 vs. diluted loss per share of

($0.04)

BFC Selected Financial Data

Year Ended December 31, 2015

Compared to the Year Ended December 31, 2014

Total consolidated revenues of $740.2 million vs. $672.2 million

Net income attributable to BFC of $122.5 million vs. $13.9 million

Recognized a benefit for income taxes of $127.8 million due to the release of a portion of its valuation allowance

Pre-tax income less non-controlling interest was $45.9 million vs.

$50.9 million (1)

Diluted earnings per share of $1.40 vs. $0.16

(1) 2015 results include a $36.5 million charge related to settlement of Bluegreen litigation.

$4.46

Book Value

Price per share $3.20 12/31/14 $2.89 $3.39 12/31/13 $3.87 $3.03 12/31/15 $2.88

$1.55 $1.26 12/31/12

Historical results may not be indicative of future results. $0.35

Price per share of Class A Common Stock

12/30/11

BFC Financial Corporation

WHAT WE DO: Principal Operations and Investments

Bluegreen Corp

A vacation ownership and hospitality company

BBX Capital

BBX Capital Real Estate: Acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects

BBX Capital Partners: Acquisitions, investments and management of middle market operating businesses.

Bluegreen Corporation

A leading leisure and hospitality and marketing management company focused on industry the vacation . ownership

Bluegreen Corporation

Founded in 1966, Bluegreen entered the vacation ownership space in 1994; today Bluegreen is one of the largest vacation ownership companies.

Bluegreen was publicly-traded from 1985 – 2013 (Formerly NYSE: BXG)

BFC Financial has held a growing position of Bluegreen since 2000, culminating in a controlling position of Bluegreen in 2009. In April 2013, Bluegreen became a private company indirectly owned by BFC Financial (54%) and BBX Capital Corporation (46%).

The Bluegreen platform supports three source of revenues: Traditional vacation ownership business Growing fee-based services business Finance business

Other participants in the vacation ownership industry include: Wyndham, Marriott, Hilton, Disney, Interval Leisure Group and Diamond.

Network of “drive-to” vacation ownership resorts

66 in-network resorts (~5,000 vacation club units) in the US &

Caribbean

~199,000 vacation club owners

~85% of owners live within a 4-hour drive of at least one resort

Significant sales & marketing capabilities

Customer acquisition and lead generation capabilities that generate

237,000+ tours annually

Key marketing partnerships, including exclusive relationships with Bass Pro® & Choice Hotels®

Substantial capital-light business model

Strong fee-based services (“FBS”) platform

Long-term cost-plus management services contracts at 46 resorts Recurring revenue from annual dues and the fees generated from the vacation club

Bluegreen Vacations

Note: All subject to terms and conditions of the Bluegreen Vacation Club. *Through Traveler Plus membership, subject to terms and conditions.

Bluegreen Vacation Club Resorts Located in North America and the Caribbean

Bluegreen Vacation Club Resorts

The Fountains | Orlando, FL

Bluegreen Vacation Club Resorts

Bluegreen Club 36TM | Las Vegas, NV

Bluegreen Vacation Club Resorts

Grande Villas at World Golf Village | St. Augustine, FL

Bluegreen Vacation Club Resorts

The Innsbruck Aspen | Aspen, CO

Bluegreen Vacation Club Resorts

Bluegreen Wilderness ClubTM at Big Cedar | Ridgedale, MO

Bluegreen Vacation Club Resorts

The Club at Big Bear Village | Big Bear Lake, CA

Bluegreen Vacation Club Resorts

Shenandoah Crossing TM | Gordonsville, VA

Bluegreen Vacation Club Resorts

Solara Surfside | Miami, FL

Bluegreen Vacation Club Resorts

Seaglass Towers | Myrtle Beach, SC

Bluegreen Corporation

“Capital Light Business Strategy”(1) Fee-Based Services (“FBS”)

We provide various vacation ownership services and product offerings for third-party property owners/developers, lenders and investors.

Services are based on Bluegreen’s core competencies in:

Sales & Marketing

Property Management

Risk Management

Title & Escrow

Design & Development

Mortgage Servicing

Two types of Sales & Marketing Arrangements:

FBS – Commission – sales of vacation ownership resort inventory under commission-based arrangements with third party developers, with the developers holding the inventory on their balance sheet until Bluegreen sells it on the developers’ behalf.

FBS-JIT – sales of vacation ownership resort inventory which was acquired on a “just-in-time” basis from third party developers

The Breakers Resort | Dennis Port, MA

Since 2009, Bluegreen has performed Fee-Based Services for 15 client resorts (~1,150 units)~~

(1) Bluegreen’s sales of VOIs under its capital-light business strategy include sales of VOIs under fee-based sales and marketing arrangements, just-in-time inventory acquisition arrangements, and secondary market arrangements. Under “just-in-time” arrangements, Bluegreen enters into agreements with third party developers that allow Bluegreen to buy VOI inventory from time to time in close proximity to the timing of when Bluegreen intends to sell such VOIs. Bluegreen also acquires VOI inventory from resorts’ property owner associations (“POAs”) and other third parties close to the time Bluegreen intends to sell such VOIs. Such VOIs are typically obtained by the POAs through foreclosure in connection with maintenance fee defaults, and are generally acquired by Bluegreen at a significant discount. Bluegreen refers to sales of inventory acquired through these arrangements as “Secondary Market Sales”.

Bluegreen Corporation

Fee-Based Services (continued)

Potential Benefits to FBS Clients

Enables FBS clients to sell inventory as a points-based VOI, which maximizes yield vs. alternate options Accelerated sales pace through Bluegreen’s national distribution system Nationwide sales presence provides geographic borrower diversity to clients’ consumer receivables portfolio Access to credible inventory sell-out plan, helps FBS clients raise development capital “Turn-key” resort administration, including reporting, escrow, title and, optionally, servicing consumer receivables

Potential Benefits to Bluegreen

Facilitates accelerated growth with limited capital investment, leverage or development risk Expands internal resort network, increasing value proposition to customers Provides a platform to “consolidate” small-to-medium developers’ resorts without requiring corporate acquisitions Efficient means of growing resort management business, compared to one-off negotiations with HOAs Opportunities to provide additional ancillary services to FBS clients

(e.g., mortgage servicing)

The Club at Big Bear Village (1) | Big Bear Lake, CA

(1) Represents expansion phase of existing resort

Bluegreen Corporation

Impact of Capital Light Profile

Generated free cash flow (1) of $72 million during 2015. Increased cash realized within 30 days of sale from 24% in 2008 to 46% in 2015.

Receivable-backed debt decreased 45% to $409 million at December 31, 2015 from $748 million at December 31, 2008.

Lines-of-credit and notes payable declined 54% to $102 million as of December 31, 2015 from $223 million as of December 31, 2008.

Capital expenditures (2) decreased from $188 million in 2008 to $41 million in 2015.

(1) Cash flow from operating activities, less capital expenditures.

(2) Not including spending for inventory obtained under “just-in-time” fee-based service and secondary market arrangements.

Cibola Vista Resort and Spa | Peoria, AZ

Bluegreen Corporation

Cash Sales %

2008

Sales 24% realized in 30 days (1) 76% Sales that become receivable

2013

Sales realized in 30 days (1) 49% 51% Sales that become receivable

2015

Sales realized in 30 54% 46% days (1) Sales that become receivable

Bluegreen Corporation

Bluegreen Resorts FICO® Profile(a)

2008

(Last year before FICO® score-based credit underwriting)

13% 300-574

4% 575-599 42% 600-700 701-850

41%

2015

3%

575-599 53% 600-700 44% 701-850

(a) Percentage of portfolio outstanding at 12/31/10 originated in 2008 by FICO® strata, excluding foreign obligors and other “No FICO®” loans, which were less than 2% in YTD 2015. 2008 assumes strata for 10% of loans outstanding at 12/31/10, for which no FICO® score was obtained. Based on oldest/original FICO® score in Bluegreen’s files for each obligor.

Bluegreen Corporation

Sales & Marketing Organization

- **Substantial, Experienced Sales & Marketing Platform**
  - $553 million 2015 system-wide sales
  - Senior sales & marketing team averages 8 years of experience at Bluegreen
    - 12 year average of Bluegreen experience for VP & above
  - 23 sales offices
  - ~ 2,200 sales & marketing professionals [(1)]
  - Vacation package infrastructure [(2)] that includes an additional 1,000 marketing professionals [(1)] and two owned telemarketing centers
- **Substantial Tour Flow**
  - More than 237,000 tours generated annually
  - ~18% conversion rate [(3)]
  - Balanced sales between new customers and existing owners
- **Diverse New Customer Acquisition Platform**
  - Marketing partnerships with leading, multi-unit national brands
  - Over 248,000 vacation packages sold annually



Vacation Packages & Leads
Walmart
Bass Pro Shops
PREMIUM OUTLETS
Tanger Outlets
CHOICE HOTELS
SIMON MALLS
Tours
Sales
In-House Tours
Owners

(1) As of 12/31/15.
(2) Discounted vacations sold by Bluegreen (typically 2-7 nights) used to create tour flow.
(3) Conversion rate calculated as VOI sales transactions divided by tours.

32

Bluegreen Corporation

Experienced Direct Marketer

Over 237,000 Approximately Sales Tours 18.4% 44,000 Sales

2015 Conversion

2015

2015 Marketing Mix

4% 2%

Owners

10% Alliance Marketing

11% 47% Local

Buyer Bounceback 26% Samplers OPC

Conversion Rates

New Customer: 14.9%

Owner: 25.2%

Key Alliance Marketing Arrangements

2000 2012 2013 2014 2015 2016

Strategically Planned Expansion of Existing Relationships

Bluegreen Corporation

Bluegreen Selected Financial Data

Fourth Quarter 2015 compared to Fourth Quarter 2014:

System-wide sales of Vacation Ownership Interests (“VOIs”) were $141.6 million vs. $123.6 million. Included in system-wide sales are sales of VOIs made under Bluegreen’s “capital-light” business strategy (1), which were $112.5 million vs. $74.3 million, gross of equity trade allowances (2): Secondary market sales of VOIs were $49.7 million vs. $8.6 million Just-in-time sales of VOIs were $1.8 million vs. $10.8 million Sales of third party VOIs commission basis were $61.1 million vs. $55.0 million and generated sales and marketing commissions of $42.1 million vs. $35.3 million Sales volume per guest averaged $2,424 vs. $2,386 Tours increased 14% compared to prior year

Bluegreen Corporation

Bluegreen Selected Financial Data (continued)

Fourth Quarter 2015 compared to Fourth Quarter 2014: Tours increased 14% compared to prior year Other fee-based services revenue was $24.1 million vs. $23.1 million Net income was $21.1 million vs. $10.5 million EBITDA was $34.7 million vs. $26.9 million (3) Generated “free cash flow” (cash flow from operating activities less capital expenditures) of $9.3 million compared to $36.2 million during the same period in 2014 – development expenditures incurred in connection with the construction of VOI inventory at Bluegreen/Big Cedar Vacations resorts was the primary reason for this decrease.

(1)Bluegreen’s sales of VOIs under its capital-light business strategy include sales of VOIs under fee-based sales and marketing arrangements, just-in-time inventory acquisition arrangements, and secondary market arrangements. Under “just-in-time” arrangements, Bluegreen enters into agreements with third party developers that allow Bluegreen to buy VOI inventory from time to time in close proximity to the timing of when Bluegreen intends to sell such VOIs. Bluegreen also acquires VOI inventory from resorts’ property owner associations (“POAs”) and other third parties close to the time Bluegreen intends to sell such VOIs. Such VOIs are typically obtained by the POAs through foreclosure in connection with maintenance fee defaults, and are generally acquired by Bluegreen at a significant discount. Bluegreen refers to sales of inventory acquired through these arrangements as “Secondary Market Sales”.

(2)Equity trade allowances are amounts granted to customers upon trading in their existing VOIs in connection with the purchase of additional VOIs. (3)See the supplemental tables included in this presentation for a reconciliation of EBITDA to net income.

Bluegreen Corporation

Bluegreen Selected Financial Data

Year Ended December 31, 2015 Compared to the Year Ended December 31, 2014

System-wide sales of Vacation Ownership Interests (“VOIs”) were $552.7 million vs. $523.8 million. Included in system-wide sales are sales of VOIs made under Bluegreen’s “capital-light” business strategy (1), of $417.5 million vs. $366.4 million, gross of equity trade allowances (2): Secondary market sales of VOIs were $138.5 million vs. $88.3 million Just-in-time sales of VOIs were $27.6 million vs. $56.8 million Sales of third party VOIs on a commission basis were $251.4 million vs. $221.3 million which generated sales and marketing commissions of $173.7 million vs. $144.2 million Sales price per guest averaged $2,382 vs. $2,346 Tours increased 5% compared to prior year

Bluegreen Corporation

Bluegreen Selected Financial Data (continued)

Full Year Ended December 31, 2015 Compared to Full Year Ended December 31, 2014

Other fee-based services revenue was $97.5 million from $92.1 million Net income was $82.0 million vs $69.0 million EBITDA was $143.2 million vs. $135.2 million (3) Generated “free cash flow” (cash flow from operating activities less capital expenditures) of $72.1 million compared to $129.5 million during the same period in 2014 – development expenditures incurred in connection with the construction of VOI inventory at Bluegreen/Big Cedar Vacations resorts was the primary reason for this decrease.

(1) Bluegreen’s sales of VOIs under its capital-light business strategy include sales of VOIs under fee-based sales and marketing arrangements, just-in-time inventory acquisition arrangements, and secondary market arrangements. Under “just-in-time” arrangements, Bluegreen enters into agreements with third party developers that allow Bluegreen to buy VOI inventory from time to time in close proximity to the timing of when Bluegreen intends to sell such VOIs. Bluegreen also acquires VOI inventory from resorts’ property owner associations (“POAs”) and other third parties close to the time Bluegreen intends to sell such VOIs. Such VOIs are typically obtained by the POAs through foreclosure in connection with maintenance fee defaults, and are generally acquired by Bluegreen at a significant discount. Bluegreen refers to sales of inventory acquired through these arrangements as “Secondary Market Sales”.

(2) Equity trade allowances are amounts granted to customers upon trading in their existing VOIs in connection with the purchase of additional VOIs. (3) See the supplemental tables included in this presentation for a reconciliation of EBITDA to net income.

Bluegreen Corporation

Results of Operations

($ in millions)

System Wide VOI Sales (a)

$0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 $550

$303 $370 $457 $524 $553

2011 2012 2013 2014 2015

Income from Continuing Operations (b)

$0 $10 $20 $30 $40 $50 $60 $70 $80

$36 $54 $53 $66 $79

2011 2012 2013 2014 2015

(a) Excludes impact of estimated uncollectible VOI notes receivable. Includes sales made on behalf of fee-based service clients. (b) Net of income taxes.

Bluegreen Corporation

BBX Capital Corporation (“BBX Capital”) is involved in the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects, as well as acquisitions, management of and investments in middle market operating businesses, in each case directly or indirectly through subsidiaries or joint ventures. BFC Financial Corporation (OTCQB: BFCF) (“BFC Financial”) holds an approximate 81% equity interest and 90% voting interest in BBX Capital.

BBX Capital and its controlling shareholder, BFC Financial, have a 46% and 54% respective ownership interest in Bluegreen Corporation (“Bluegreen”). As a result of their ownership interests, BBX Capital and BFC Financial together own 100% of Bluegreen.

In addition to its indirect ownership interest in Bluegreen, BBX Capital operates through BBX Capital Real Estate and BBX Capital Partners.

BBX Capital Corporation

BBX Selected Financial Data

Fourth Quarter 2015 compared to Fourth Quarter 2014: Total consolidated revenues of $45.6 million vs. $27.3 million Net income attributable to BBX Capital of $13.5 million vs. a net loss of

($2.1 million)

Diluted earnings per share of $0.79 vs. diluted loss per share of ($0.13) Equity in income of Woodbridge Holdings, LLC (the direct 100% owner of Bluegreen) of $9.0 million vs. $3.3 million Net gains on the sales of assets from BBX Capital Real Estate of $15.8 million vs. $619,000

BBX Capital Corporation

BBX Selected Financial Data

Full Year Ended December 31, 2015

Compared to the Full Year Ended December 31, 2014

Total consolidated revenues of $131.5 million vs. $92.6 million Net income attributable to BBX Capital of $21.8 million vs. $4.7 million Diluted earnings per share of $1.30 vs. $0.28

BBX Capital Real Estate

Acquisition, ownership, management, development and joint ventures in real estate

BBX Capital’s real estate activities, including the BankAtlantic legacy loan and foreclosed real estate portfolios, fall under the umbrella of our BBX Capital Real Estate Division. BBX Capital Real Estate is currently actively engaged in real estate development and operating activities involving real estate obtained through foreclosure, including land entitlement and site development activities, property renovations, asset management, and pursuing joint venture opportunities involving the contribution of these properties and/or cash investments in joint ventures with third party development partners.

BBX Capital Real Estate

Legacy Assets*

Assets transferred to BBX Capital in connection with, or held by BBX Capital prior to, the sale of BankAtlantic to BB&T Corporation are considered Legacy Assets.

Loans held-for-investment: $34.0 million

Loans held-for-sale: $21.4 million

Real Estate held-for-investment: $31.3 million

Real Estate held-for-sale: $46.3 million

RoboVault’s property and equipment: $ 7.2 million

Total: $140.2 million

*Amounts indicated are as of December 31, 2015.

BBX Capital Real Estate

Legacy Assets*

RoboVault

155,000 square foot high tech robotic self-storage facility Fort Lauderdale, Florida Owned

Eagles Point

168 unit student housing Tallahassee, Florida Owned

Villa San Michele 82 unit student housing Tallahassee, Florida Owned

BBX Capital Real Estate

Investment in Real Estate Joint Ventures Include:

1) Gardens at Millenia is located near the Mall at Millenia in a commercial center in Orlando, Florida.

2) The plans include a 300,000 sf retail shopping center with multiple big-box and in-line tenants as well as two outparcel retail pads to be developed by joint venture partners.

3) BBX Capital sold a 15.46-acre land parcel to Costco Wholesale Corporation. Costco plans to build an approximate 152,000 sf store and gas station.

4) We invested in a joint venture with Stiles Corporation in an approximate 141,100 sf retail center adjacent to Costco, which is planned to include Hobby Lobby and Academy Sports as anchors along with 23,200 sf of inline retail space.

5) We entered into a joint venture with ContraVest to develop the Addison on Millenia. The Addison on Millenia is currently expected to consist of an approximate total of 292 apartment homes on an approximate 11.8 acre parcel.

BBX Capital Real Estate

Investment in Real Estate Joint Ventures Include:

Altis at Bonterra Approximate 14 acres parcel Planned 314 rental apartments units Hialeah, Florida With Altman Development

Bonterra – CC Homes Approximate 50 acre parcel Planned 394 single-family homes Hialeah, Florida With CC Homes, a Codina-Carr Company

BBX Capital Real Estate

Investment in Real Estate Joint Ventures Include:

Village at Victoria Park Approximately 2 acre parcel Planned 30 single-family homes near downtown Fort Lauderdale, Florida With New Urban Communities

Altis at Lakeline Approximate 23 acre parcel Planned 354 rental apartment units Austin, Texas With Altman Development

BBX Capital Real Estate

Investment in Real Estate Joint Ventures Include:

Altis at Kendall Square, Kendall Commons Planned multifamily rental community, comprised of 321 apartment units Miami, Florida With Altman Development

Bayview

Approximate 3 acre parcel 84,000 square foot office building, convenience store and gas station Fort Lauderdale, Florida Anticipated to repurpose use With Procacci Development

BBX Capital Real Estate

Investment in Real Estate Joint Ventures Include:

PGA Station

Commercial property with three buildings consisting of 145,000 sf of mainly furniture retail space.

Seeking approvals to change the use of a portion of the property from retail to office and subsequently sell or lease the property.

Palm Beach Gardens, Florida Joint Venture with Stiles Development

PGA Station

Planning stages- approvals pending for proposed 111 room limited -service suite hotel, and approximately 190,000 sf of office buildings on vacant tracts of land.

Adjacent to PGA Design Center Palm Beach Gardens, Florida BBX owns the land parcel.

BBX Capital Partners

Acquisition and investment in middle market Operating Companies

Capital Partners Division: BBX Capital, through its BBX Capital Partners Division, is actively engaged in investing in operating companies. Our goal at BBX Capital is to diversify our assets so that a meaningful percentage of our assets and income will be derived from operating businesses. It is our objective that these investments made will diversify our overall company risk profile and contribute cash flow and earnings over time.

BBX Capital Partners

Renin Holdings is owned 81% by BBX Capital and 19% by BFC Financial.

Renin is a leader engaged in the manufacturing and design of specialty doors, systems and hardware products in Canada, the United States, and Europe.

Since 1960, Renin has been involved in developing innovative products including glass and mirror doors, contemporary room dividers, specialty track and hardware systems, and, more recently, barn door style doors and hardware. The company markets its products to both the new construction and home improvement industries under the brands Renin, Truporte, Acme, and other private label brands.

BBX Capital Partners

BBX Sweet Holdings

A Part of the BBX Capital Partners Division

BBX Sweet Holdings, a wholly owned subsidiary of BBX Capital, invests in and acquires manufacturers, wholesalers, and retailers of chocolate and confectionary products.

BBX Sweet Holdings has expanded its holdings to include eight well recognized brands, producing approximately 1.5 million pounds of chocolate annually. Its products can be found in many fine retailers worldwide, including, among others, Macy’s, Bloomingdales, Harrods of London, TJ Maxx, Williams-Sonoma, Dylan’s Candy Bar, Dollar Tree and Sam’s Club.

BBX Capital Partners

Hoffman’s Chocolates, Greenacres, FL

Williams & Bennett, Boynton Beach, FL

Jer’s Chocolates, Solana Beach, near San Diego, CA

Helen Grace Chocolates, American Park, outside Salt Lake City, UT

BBX Capital Partners

Anastasia Confections, Orlando, FL

The Toffee Box, Carlsbad, near San Diego, CA

Kencraft Candy,

American Park, outside Salt Lake City, UT

Droga Chocolates, Los Angeles, CA

OTCQB: BFCF

March 2016

BFC Financial Organizational Chart

BFC Financial

BBX Capital

Bluegreen Corporation*

81%

54%

46%

*BFC Financial and BBX Capital own 54% and 46%, respectively, of Woodbridge Holdings, LLC, the parent company of Bluegreen Corporation.

*Net income attributable to BFC shareholders includes approximately 91% of Bluegreen Corporation’s financial results.

Book Value Price per share

$0.35

12/30/11

$1.26

12/31/12

$2.89

12/31/13

$3.20

12/31/14

$3.39

12/31/15

$1.55

$3.87

$2.88

$3.03

$4.46

Historical results may not be indicative of future results.

Price per share of Class A Common Stock

Bluegreen Corporation

OTCQB: BFCF

March 2016

The following tables present Bluegreen's EBITDA, defined below, for the three and twelve months ended December 31, 2015 and 2014, as well as a reconciliation of EBITDA to net income (in thousands):

	For the Three Months Ended December 31, 2015	2014
Income from - Woodbridge	$ 22,000	$ 9,825
Income (loss) from Woodbridge parent only	897	(641)
Net Income from Bluegreen	21,103	10,466
Add/(Less):		
Interest income (other than interest earned on VOI notes receivable)	(2,061)	(65)
Interest expense	9,272	10,150
Interest expense on Receivable-Backed Debt	(4,826)	(5,246)
Provision for Income and Franchise Taxes	8,781	8,689
Depreciation and Amortization	2,401	2,915
EBITDA	$ 34,670	$ 26,909

	For the Years Ended December 31, 2015	2014
Income from - Woodbridge	$ 44,257	$ 66,372
Loss from Woodbridge parent only	(37,752)	(2,585)
Net Income from Bluegreen	82,009	68,957
Add/(Less):		
Interest income (other than interest earned on VOI notes receivable)	(5,860)	(646)
Interest expense	35,698	41,324
Interest expense on Receivable-Backed Debt	(20,307)	(23,415)
Provision for Income and Franchise Taxes	42,502	40,500
Depreciation and Amortization	9,183	8,511
EBITDA	$ 143,225	$ 135,231

EBITDA is defined as earnings, or net income, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen's receivable-backed notes payable), provision for income taxes and franchise taxes, depreciation and amortization. For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen's VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen's business. The Company considers Bluegreen's EBITDA to be an indicator of Bluegreen's operating performance, and it is used to measure Bluegreen's ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company's capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

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